SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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JILCO INDUSTRIES, INC.
(Name of Registrant As Specified In Charter)

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JILCO INDUSTRIES, INC

P. O. Box 10539

Beverly Hills, CA 90213

INFORMATION STATEMENT

This Information Statement of Jilco Industries, Inc., a California corporation (the “Company”), is furnished in connection with the dissemination of information to the Company’s shareholders with respect to (i) changes in the capital structure of the Company, including effecting a 2 for 1 forward stock split of the common stock and creating a new class of preferred stock, and increasing the authorized stock of the Company from 1,500,000 Common Shares to 260,000,000 shares, of which (a) 250,000,000 shares are designated Common Stock, and (b) 10,000,000 shares are designated Preferred Stock, (the “Recapitalization”), (ii) an amendment to the Articles of Incorporation (“Articles”) to change the name of the Company to a name to be determined by the Board of Directors from time to time (the “Name Change Amendment”), (iii) an amendment to the Articles of Incorporation to eliminate the liabilities of directors to the fullest extent permitted by law and to permit the Company to indemnify officers, directors and agents of the Company (the “Indemnification Amendment”), (iv) an amendment to the Articles to delete specification of the exact number of directors and the need to amend the By Laws of the Company to establish the number of directors to be a range of 3 to 7, inclusive, (the “Board Size Amendment”), (v) amendments to the Company’s Articles to delete references to former directors and to update the definition of the Company’s purposes (the “Conforming Amendments” and, together with the Name Change Amendment, the Recapitalization, the Indemnification Amendment and the Board Size Amendment, the “Amendments”), and (vi) the proposed acquisition of one or more business opportunities or assets in order to recommence revenue-generating operations (the “Proposed Acquisitions”).

Pursuant to Section 903 of the California Corporations Code and the Company’s Articles of Incorporation and Bylaws, the affirmative vote or consent of at least a majority of the Company’s outstanding shares of common stock, no par value (“Common Stock”) is required to adopt the Amendments. As of the date of this Information Statement, majority shareholders who hold approximately 64.99% of the outstanding Common Stock (the “Consenting Shareholders”) have consented to the approval and adoption of the Amendments. Accordingly, no further action is required by shareholders of the Company. The Company is not asking you for a proxy and you are requested not to send the Company a proxy.

The Board of Directors and the Consenting Shareholders of the Company have approved the Amendments. This Information Statement is first being mailed to the Company’s shareholders on or about March 26, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

The date of this Information Statement is March 26, 2007

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Record Date and Voting Securities

The close of business on March 26, 2007 (the “Record Date”) has been fixed as the Record Date for the determination of shareholders of the Company entitled to notice of the actions taken by the Consenting Shareholders. As of the Record Date, the Company had outstanding 449,991 shares of Common Stock, no par value (the “Common Stock”). Each share of Common Stock entitles the record holder to one vote on all matters on which shareholders are entitled to vote.

Shareholder Consent

Section 603 of the California Corporations Code provides that action on a matter required or permitted under such law to be voted upon at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, by the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action if a meeting of shareholders were held at which all shares entitled to vote thereon were present and voted.

Pursuant to Section 903 of the California Corporations Code, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the Company’s Common Stock is required to approve and adopt the Amendments. Written consents constituting approximately 64.99% of the outstanding Common Stock approving the Amendments have been executed by the Consenting Shareholders in accordance with Section 603 of the California Corporations Code.

In accordance with the rules and regulations of the Commission under the Securities and Exchange Act of 1934, the Amendments may not be consummated prior to April 23, 2007, the 20th business day following the mailing of this Information Statement to the shareholders of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 26, 2007 certain information regarding the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, and (ii) the executive officers and directors of the Company. Subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power).

Name	Title	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Leonard M. Ross, Trustee of the Leonard M. Ross Revocable Trust u/d/t 12-20-85	Shareholder	182,455	40.55%
Nathalie Zahra Rey-Ross, Trustee of theRoss 1992 Children’s Trust for the Benefit of Landon Michael Ross	Shareholder	45,000	10.00%
Nathalie Zahra Rey-Ross, Trustee of the Ross 1992 Children’s Trust for the Benefit of Jacquelyn Michelle Ross	Shareholder	45,000	10.00%
Nathalie Zahra Rey-Ross, Trustee of The Wolsic 1994 Insurance Trust	Shareholder	20,000	4.44%
Steven J. Ross	Shareholder	45,000	10.00%
Al Ross	Shareholder	25,000	5.55%

Martha J. Kretzmer	Director [President Secretary and Treasurer]	1,000	0.22%

DISSENTERS’ RIGHTS OF APPRAISAL

Under California law, shareholders have no right of appraisal or similar rights to dissent to the Amendments or Placement.

AMENDMENTS TO ARTICLES OF INCORPORATION

(1) 2 for 1 Forward Stock Split; New Class of Stock; Increase in Authorized Shares of Stock.

The Board of Directors and the Consenting Shareholders of the Company have approved amendment and restatement of the Articles of the Company to: (a) effect a 2 for 1 forward stock split in order to make the shares appeal to a broader range of investors; (b) create a new class of preferred stock (the “Preferred Stock”), with such rights, privileges and preferences as the Board of Directors of the Company may designate upon issuance of such shares; and (c) increase the authorized stock of the Company from 1,500,000 Common Shares to 260,000,000 shares, of which (i) 250,000,000 shares are designated Common Stock; and (ii) 10,000,000 shares are designated Preferred Stock. The complete text of the amendments to the Articles of Incorporation to effectuate the Recapitalization are set forth as Article IV in Exhibit A to this Information Statement.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide, by resolution duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each such series.

The additional shares of Common Stock may be issued at the direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the shareholder unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. The Company presently intends to investigate opportunities for the acquisition of assets in exchange for shares of its Common Stock. Additionally, some or all of the Company’s debt may be converted into shares of Common Stock. Shareholders of the Company have no preemptive rights to purchase additional shares. The issuance of additional shares of Common Stock for the purpose of the acquisition of assets or for other purposes will dilute existing shareholders’ equity interests in the Company.

(2) Indemnification of Officers, Directors, Employees and Agents.

The Board of Directors and the Consenting Shareholders have approved an amendment to the Articles of the Company which will eliminate the liability of directors of the Company for monetary damages to the fullest extent allowed by law and allow the Company to indemnify directors, officers, employees and other agents of the Company to the fullest extent allowed by law. The complete text of the amendment to the Articles for the foregoing indemnification provisions is set forth as Article IV in Exhibit A to this Information Statement.

(3) Board Size Amendments.

The Board of Directors and the Consenting Shareholders have approved an amendment to the Articles to delete specification of the exact size of the Board, which was fixed at three directors, and to remove the requirement that Board size be changed only by amendment of the Articles approved by shareholder vote. No provision replaces the deleted provision in the Articles; the Bylaws are being amended concurrently to specify the number of directors to be a range of 3 to 7, inclusive, to be changed by Board vote.

(4) Directors; Business Purposes.

The Board of Directors and the Consenting Shareholders have approved an amendment to the Articles to eliminate references to the Company’s former directors. In addition, the Board of Directors has approved an amendment to the Articles to replace provisions referring to the Company’s former business with a more general statement of the Company’s purpose. The complete text, (exclusive of officer certification language) of the amendments to the Articles for the foregoing purposes is set forth as Article II in Exhibit A to this Information Statement.

Purpose of Articles Amendments

Changes in Capital Structure. The Company has been inactive since 1968, has no significant assets, and a negative net worth. The Company has borrowed from an affiliate of the Company money needed to pay necessary expenses to keep the Company in good standing in the State of California from affiliates of the Consenting Shareholders. See “Interests of Certain Persons.”

The Company presently intends to investigate opportunities for the reengagement of active business operations which may include the acquisition of assets in exchange for shares of its Common Stock. The change in the authorized number of shares of Common Stock is necessary for the Company to issue shares of Common Stock in sufficient number to acquire significant assets.

Name Change. The current name of the Company is not believed by the Board of Directors to reflect future operations. The Company intends to pursue the acquisition of one or more business opportunities or assets and in connection therewith the Board of Directors is authorized by the Consenting Shareholders to amend the Articles of Incorporation to amend the name of the Company to a name to be chosen by the Board of Directors from time to time and which new name may be reflective of possible future operations.

Indemnification of Directors, Officers, Agents and Employees. The California Corporations Code allows corporations, with shareholder approval, to eliminate (with certain exceptions) the personal liability of directors, officers, employees and other agents for monetary damages for breach of duty to the corporation and its shareholders. A corporation may also, with shareholder approval, indemnify directors, officers, agents and employees against liabilities and expenses incurred in their capacities as directors, officers, agents and employees.

The Board of Directors believes that the continued success of the Company in attracting and retaining qualified directors, officers and other agents is dependent, at least in part, on the Company’s ability to be competitive with other companies in providing the maximum possible protection from liability risks. Accordingly, the Board of Directors believes it is in the best interests of the Company and its shareholders to implement the indemnification provisions authorized by California law. Accordingly, the Board of Directors and the Consenting Shareholder have approved the Indemnification Amendment to implement such provisions. See “Interests of Certain Persons.”

Board Size. The Board Size Amendment has been adopted principally to simplify the process of changing the number of directors, by establishing the number of directors to be a range of 3 to 7, inclusive in the amended and restated Bylaws being adopted concurrently with the Articles amendments. The amendment will permit the Board to increase to up to seven directors without shareholder action. The Board believes that such expansion may be desirable as the Company recommences and continues active business operations.

Directors; Purposes. The Conforming Amendment has been adopted principally to update the Articles so as not to refer to persons not affiliated with the Company for many years or to business purposes of businesses in which the Company no longer engages.

Approval of Amendments

The Consenting Shareholders have consented to the Amendments. Shareholders have no dissenter’s right under California law or the Company’s existing Articles or Bylaws with respect to the Amendments.

INTERESTS OF CERTAIN PERSONS

Proposed Acquisitions And Debt Conversion

After amendment and restatement of the Articles of Incorporation, the Company proposes to pursue an acquisition of one or more assets or business opportunities in exchange for shares of Common Stock and possible issuance or assumption of debt. The terms of the any future acquisitions are likely to result in the issuance of shares of Common Stock resulting in substantial dilution to existing shareholders. Additionally, with or without any such acquisition(s) the Company’s debt may be converted into a substantial number of shares of Common Stock resulting in substantial dilution to exiting shareholders.

Under California law, shareholders have no preemptive rights with respect to the issuance of additional shares of a corporation unless expressly provided in the Articles of Incorporation of the corporation. No preemptive rights are granted by the Articles of Incorporation of the Company.

Indemnification of Officers and Directors

The directors and officers of the Company have a personal interest in having the Indemnification Amendment approved, to the potential detriment of shareholders, in that the implementation of the Indemnification Amendment could deter derivative shareholder litigation against the directors and may require the Company to indemnify directors, officers and other agents of the Company in situations where the Company is now under no obligation to do so. The Board of Directors believes, however, that the implementation of the Indemnification Amendment will enhance the Company’s ability to attract and retain qualified directors and officers and the ability of the Company’s directors and officers to make business decisions in the best interests of the Company.

By Order of the Board of Directors,

/s/ Martha J. Kretzmer, President
March 13, 2007	Martha J. Kretzmer, President

EXHIBIT A TO INFORMATION STATEMENT

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

ARTICLE I

The name of this corporation shall be [insert name here ].

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000 shares, of which (i) 250,000,000 shares are designated Common Stock, no par value; and (ii) 10,000,000 shares are designated Preferred Stock, no par value, to have such rights, preferences and privileges as the Board of Directors may determine in its sole discretion in connection with the issuance of one or more series of such Preferred Stock. The presently issued and outstanding common shares of the corporation, to wit: 449,991 shares without nominal or par value, shall each be divided and split into two (2) shares without nominal or par value. The effect of this amendment on all of the presently issued and outstanding no par common stock of the corporation will be to split, subdivide and reconstitute each such outstanding share into two (2) no par value shares. The shares of stock resulting from the division and split provided herein shall be included within the 250,000,000 shares of Common Stock authorized to be issued by the corporation.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.

ARTICLE IV

(a) The liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

(b) This Corporation is authorized to provide indemnification of agents as defined in Section 317 of the Corporations Code for breach of duty to the Corporation and its stockholders through bylaw provisions, agreements with the agents, or both, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permitted under California law.

(c) Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of an agent of this Corporation existing at the time of such amendment, repeal or modification.